UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): February 6, 2018

SITO MOBILE, LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37535	13-4122844
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Newport Corporate Center, 100 Town

Square Place, Suite 204, Jersey City, NJ 07310
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 275-0555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On February 6, 2018, SITO Mobile, Ltd. (the “Company”) issued a press release announcing certain preliminary financial guidance for the quarterly and annual periods ended December 31, 2017. The full text of the press release issued in connection with the announcement is attached hereto as Exhibit 99.1 and is being furnished, not filed, under Item 2.02 of this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On February 6, 2016, the Company issued a press release announcing that it has commenced an underwritten public offering of shares of its common stock. In connection with this offering, the Company expects to grant to the underwriters a 30-day option to purchase additional shares of its common stock offered in the public offering. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. Oppenheimer & Co. Inc. and Lake Street Capital Markets, LLC are acting as the joint book-running managers in the offering.

The Company intends to use net proceeds from this offering for working capital and general corporate purposes, which may include, among other things, to pay amounts, if any, to terminate any remaining obligations under that certain that certain Revenue Sharing and Note Purchase Agreement, dated October 3, 2014, financing its continued growth, capital expenditures and to satisfy other working capital requirements.

A copy of the press release is furnished herewith as Exhibit 99.2 to this Current Report.

Forward-Looking Statements

To the extent any statements made in this current report deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the terms, expected proceeds and closing of the offering. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause SITO’s actual results to be materially different than those expressed in or implied by SITO’s forward-looking statements. For SITO, this includes that closing conditions may not be met. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” in our Annual Report on Form 10-K and the reports we file with the SEC. Actual events or results may vary significantly from those implied or projected by the forward-looking statements due to these risk factors. No forward-looking statement is a guarantee of future performance. You should read our Annual Report on Form 10-K and the documents that we reference in our Annual Report on Form 10-K and have filed as exhibits thereto with the Securities and Exchange Commission, or the SEC, with the understanding that our actual future results and circumstances may be materially different from what we expect. Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
99.1	Press Release dated February 6, 2018
99.2	Press Release dated February 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITO MOBILE, LTD.

Date: February 6, 2018	By:	/s/ Mark Del Priore
		Name:	Mark Del Priore
		Title:	Executive Vice President and Chief Financial Officer